Exhibit 10.3

AMENDMENT TO THE PEPCO HOLDINGS, INC. COMBINED EXECUTIVE

RETIREMENT PLAN

This Amendment to the Pepco Holdings, Inc. Combined Executive Retirement Plan (the “Plan”) is hereby made effective as of this first day of August, 2011, in order to freeze the Plan with regard to participation by any individuals not already participating in the Plan as of July 31, 2011.

WITNESSETH

WHEREAS, Pepco Holdings, Inc. (the “Company”) sponsors the Plan, and desires to freeze the Plan to new participants; and

WHEREAS, the Company, by resolution of its board of directors, has the power to amend the Plan in accordance with Section 6.5 thereof; and

WHEREAS, the Company’s board of directors has approved this amendment to the Plan.

NOW THEREFORE, the Plan shall be amended as follows:

1. Effective as of August 1, 2011, the following new Section 2.4 is added at the end of Section II of the Plan, to read:

“2.4 Notwithstanding anything to the contrary in the Plan, no individual shall be a Participant in the Plan on or after August 1, 2011 who was not already a Participant in the Plan as of July 31, 2011.”

2. In all other respects, the Plan shall remain in full force and effect without change.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed and this __28th            day of __July            , 2011.

PEPCO HOLDINGS, INC.

By:	/s/ Joseph M. Rigby